INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-49774 of
Oppenheimer Select Managers on Form N-1A of our reports dated December 14, 2001, January 16, 2002 and February
22, 2002, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the headings "Independent Auditors" in the Statement of Additional Information and
"Financial Highlights" in the Prospectus, which is also part of such Registration Statement.

/s/ Deloitte and Touche
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Deloitte & Touche

Denver, Colorado
March 25, 2002